Exhibit 10.28

FORM OF

MANAGER INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of January 24, 2014 by and between PSAV Holdings LLC (the “Company”),              and (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by applicable law;

WHEREAS, the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) requires indemnification of the officers and managers of the Company, and the Company is permitted to make indemnification arrangements with the Indemnitee pursuant to the Limited Liability Company Act of the State of Delaware (the “DLLCA”);

WHEREAS, the LLC Agreement expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of managers, officers and other persons with respect to indemnification;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s managers, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in litigation in general, subjecting managers, directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Indemnitee and certain other managers, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection;

WHEREAS, the Board of Managers of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s members and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the LLC Agreement and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by the Sponsor Indemnitors (as defined below) which Indemnitee and the Sponsor Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve as a manager of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. The foregoing notwithstanding and subject to Section 14 of this Agreement, this Agreement shall continue in force after Indemnitee has ceased to serve as a manager of the Company and will continue to provide coverage, to the extent provided for in this Agreement, for matters that occurred while Indemnitee served as a manager of the Company.

Section 2. Definitions

As used in this Agreement:

(a) “Company Status” describes the status of a person who is or was a manager, director, officer, employee, agent or consultant of the Company or of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company as a director, manager, officer, employee, agent, consultant or fiduciary.

(b) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a manager, director, officer, employee, agent, consultant or fiduciary.

(c) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include (i) expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any and all appeals therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a manager, consultant or officer of the Company, by reason of any action taken by him or of any action on his part while acting as manager, consultant or officer of the Company, or by reason of the fact that he is or was serving at the request of the Company as a manager, director, consultant, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.

Section 3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor (which is covered by Section 4 of this Agreement). Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against (i) all judgments, fines and amounts paid in settlement and (ii) all Expenses reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, except with respect to (x) any act taken by the Indemnitee purporting to bind the Company that has not been authorized pursuant to the terms of the LLC Agreement or (y) any act or omission taken in bad faith or with respect to which such Indemnitee was grossly negligent or engaged in intentional misconduct. Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days prior notice to the Company.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against (i) all judgments, fines and amounts paid in settlement and (ii) all Expenses reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, except with respect to (x) any act taken by the Indemnitee purporting to bind the Company that has not been authorized pursuant to the terms of the LLC Agreement or (y) any act or omission taken in bad faith or with respect to which such Indemnitee was grossly negligent or engaged in intentional misconduct. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that Indemnitee is a party to and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against (a) all Expenses reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Nothing in this Section 5 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 6. Indemnification For Expenses of a Witness. To the extent that Indemnitee is, by reason of his Company Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses reasonably incurred by him or on his behalf in connection therewith. Nothing in this Section 6 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification.

(a) Subject to the specific qualifications set forth in Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement reasonably incurred by Indemnitee in connection with such Proceeding.

(b) For purposes of Section 8(a), it is the intent of the parties hereto that the meaning of the phrase “to the fullest extent permitted by applicable law” means rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware.

Section 9. Exclusions. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity:

(a) subject to Section 13(c), for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) for any disgorgement of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law;

(c) for claims initiated or brought by Indemnitee against the Company or its managers, officers, employees or other indemnitees, except (i) with respect to actions or proceedings brought to establish or enforce a right to receive Expenses or indemnification under this Agreement or any other agreement or insurance policy or under the LLC Agreement now or hereafter in effect relating to indemnification, (ii) if the Board has approved the initiation or bringing of such claim, or (iii) as otherwise required under Delaware law; or

(d) for which payment is prohibited by applicable law.

Section 10. Advances of Expenses. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, all Expenses incurred by or on behalf of Indemnitee (or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee within three (3) months) in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by applicable law to repay the amounts advanced (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The execution of this Agreement shall satisfy the requirement set forth under Section 4.05 of the LLC Agreement and no other form of undertaking shall be required to receive advances of Expenses. This Section 10 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 9. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding.

Section 11. Procedure for Notification and Defense of Claim.

(a) To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor. The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder, under the LLC Agreement, any resolution of the Board providing for indemnification or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) The Company will be entitled to participate in any Proceeding at its own expense.

Section 12. Remedies of Indemnitee.

(a) Subject to Section 12(e), in the event that (i) the Board determines that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 5, 6 or 7 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a request for indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of his entitlement to such indemnification and/or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been by the Board that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that, to the fullest extent permitted by applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ (or managers’) and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be, in the suit for which indemnification or advances is being sought.

Section 13. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the LLC Agreement, any agreement, a vote of members or a resolution of the Board, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Company Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the LLC Agreement and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, managers, consultants, officers, employees, or agents of the Company or of any other Enterprise, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, manager, consultant, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [Goldman, Sachs & Co.][Olympus Advisors LLC] and/or certain of its affiliates (collectively, the “Sponsor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the LLC Agreement (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 13(c).

(d) Except as provided in Section 13(c), in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Sponsor Indemnitors), who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) Except as provided in Section 13(c), the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) Except as provided in Section 13(c), the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, manager, consultant, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 14. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a manager of the Company or (b) one (1) year after the final termination of any Proceeding then pending on such ten (10) year anniversary in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 16. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a manager of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a manager of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the LLC Agreement, any resolution of the Board providing for indemnification and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 17. Modification and Waiver. No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 18. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 19. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b) If to the Company to:

PSAV Holdings LLC
111 West Ocean Blvd. #1110
Long Beach, CA 90802]
Attention:	J. Whitney Markowitz
Facsimile:	(562) 366-0265

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:	Michael J. Aiello
Facsimile:	(212) 310-8007

and

Kirkland & Ellis LLP
300 N. LaSalle
Chicago, IL 60622
Attn:	John A. Schoenfeld and Benjamin P. Clinger
Facsimile:	(312) 862-2200

or to any other address as may have been furnished to Indemnitee by the Company.

Section 20. Contribution. To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its managers, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 21. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 22. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 23. Miscellaneous. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 24. Information Sharing. The Company hereby consents (i) to the Indemnitee sharing any information provided by the Company or its subsidiaries to Indemnitee in his or her capacity as a manager (such information, the “Shareable Information”) with the Sponsor Indemnitor and its affiliates and the officers, managers, directors, members, employees and representatives of either (collectively, the “Covered Parties”) and (ii) to the internal use by any of the Covered Parties of such Shareable Information in compliance with applicable laws; provided that, the Sponsor Indemnitor maintains adequate procedures to maintain the confidence of any such disclosed information that is subject to attorney-client privilege at the time of disclosure for purposes thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:

PSAV HOLDINGS LLC

By:
Name:
Title:

INDEMNITEE:

By:
Name:

[Signature Page to Manager Indemnification Agreement]